SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed  by  the  Registrant                                 (x)
Filed  by  a  Party  other  than  the  Registrant          ( )

Check  the  appropriate  box:

( )     Preliminary  Proxy  Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(x)     Definitive  Proxy  Statement
( )     Definitive  Additional  Materials
( )     Soliciting  Material  Pursuant  to  14a-12

                                 EXELIXIS, INC.
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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box)

(x)     No  fee  required.
( )     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Title  of  each  class  of  securities  to  which  transaction  applies:

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Aggregate  number  of  securities  to  which  transaction  applies:

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Per  unit  price  or  other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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Proposed  maximum  aggregate  value  of  transaction:

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Total  fee  paid:

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( )     Fee  paid  previously  with  preliminary  materials:

( )     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                                 EXELIXIS, INC.
                                 170 Harbor Way
                          South San Francisco, CA 94080
                                __________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2002
                                __________________


To  the  Stockholders  of  Exelixis,  Inc.:

     Notice Is Hereby Given that the Annual Meeting of Stockholders of Exelixis, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 29, 2002 at 8:00 a.m., local time, at the Company's offices located at 170 Harbor Way, South San Francisco, California 94080 for the following purposes:

     1) To elect four Class III directors to hold office until the 2005 Annual Meeting of Stockholders.

     2) To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

     3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The board of directors has fixed the close of business on April 10, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                              By  Order  of  the  Board  of  Directors
                              /s/  Glen  Y.  Sato

                              Glen  Y.  Sato
                              Secretary

South  San  Francisco,  California
April  22,  2002

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     All  Stockholders  are  cordially  invited  to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may also be able to submit your proxy over the Internet or by telephone, please refer to the information provided with your proxy card.
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
                                 EXELIXIS, INC.
                                 170 Harbor Way
                          South San Francisco, CA 94080
                                __________________

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 2002
                                __________________

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the board of directors of Exelixis, Inc., a Delaware corporation ("Exelixis" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 29, 2002, at 8:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices located at 170 Harbor Way, South San Francisco, California 94080. The
Company intends to mail this proxy statement and accompanying proxy card on or about April 22, 2002, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     Exelixis will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock ("Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING  RIGHTS  AND  OUTSTANDING  SHARES

     Only holders of record of Common Stock at the close of business on April 10, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 10, 2002, the Company had outstanding and entitled to vote 56,929,951 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING  VIA  THE  INTERNET  OR  BY  TELEPHONE

   For Shares Registered in the Name of a Broker or Bank

     Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at (www.proxyvote.com).

     Votes submitted via the Internet or by telephone must be received by 3:59 p.m., Eastern time on May 28, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

REVOCABILITY  OF  PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. Your proxy may be revoked by filing with the secretary of the Company at the Company's principal executive office, 170 Harbor Way, South San Francisco, California 94080, a written notice of revocation or a duly executed proxy bearing a later date. Your proxy may also be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke your proxy.

STOCKHOLDER  PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 23, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so between February 28, 2003 and March 30, 2003. Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   Proposal 1

                         Election of Class III Directors

     The Company's amended and restated certificate of incorporation and bylaws provide that the board of directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The board of directors is presently composed of nine members. There are four directors in Class III, the class whose term of office expires in 2002. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES  FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING

     Stelios Papadopoulos, Ph.D., age 53, has been a Director since December 1994 and Chairman of the Board since January 1998. Dr. Papadopoulos has been an investment banker at SG Cowen since February 2000. Before this, Dr. Papadopoulos was an investment banker at PaineWebber from April 1987 to February 2000, and Chairman of PaineWebber Development Corp., a PaineWebber subsidiary, from June 1998 to February 2000. Dr. Papadopoulos is a member of the board of directors of Diacrin, Inc. and several private companies. Dr. Papadopoulos holds a Ph.D. in Biophysics and an M.B.A. in Finance, both from New York University.

     George A. Scangos, Ph.D., age 53, has served as President and Chief Executive Officer since October 1996 and as a Director since October 1996. From September 1993 to October 1996, Dr. Scangos served as President of Biotechnology at Bayer Corporation, a pharmaceutical company, and was responsible for research, business and process development, manufacturing, engineering and quality assurance. Dr. Scangos is a member of the board of directors of Onyx Pharmaceuticals, Inc. and a private company. Dr. Scangos was a Post-Doctoral Fellow at Yale University and a faculty member at the Johns Hopkins University. Dr. Scangos currently holds an appointment as Adjunct Professor of Biology at Johns Hopkins University. Dr. Scangos holds a B.A. in Biology from Cornell University and a Ph.D. in Microbiology from the University of Massachusetts.

     Peter  Stadler,  Ph.D.,  age 56, has been a Director since April 1998.  Dr.
Stadler has been Managing Director of Artemis Pharmaceuticals GmbH, a wholly-owned subsidiary of the Company, since May 2001. From 1998 to 2001, Dr. Stadler was President and Chief Executive Officer of Artemis Phamaceuticals GmbH, a biotechnology company. From 1987 to 1997, Dr. Stadler was head of pharma-biotechnology at Bayer AG. From 1986 to 1987, Dr. Stadler served as a visiting scientist at the University of Munster, Germany and the Massachusetts Institute of Technology in the area of biotechnology. Dr. Stadler holds a Ph.D. in Organic Chemistry and Biochemistry from the University of Hamburg.

     Lance Willsey, M.D., age 40, has been a Director since April 1997. Dr. Willsey has been a Founding Partner of DCF Capital, a hedge fund focused on investing in the life sciences, since July 1998. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at the Dana Farber Cancer Institute at Harvard University School of Medicine. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was a urology resident from July 1992 to July 1996. Dr. Willsey holds a B.S. in Physiology from Michigan State University and an M.S. in Biology and an M.D., both from Wayne State University.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS  I  DIRECTORS  CONTINUING  IN  OFFICE  UNTIL  THE  2003  ANNUAL  MEETING

     Charles Cohen, Ph.D., age 51, has been a Director since November 1995. Since July 2000, Dr. Cohen has been the Chief Executive Officer of CellZome
GmbH, a post-genomics biopharmaceutical company. Before this, Dr. Cohen co-founded Creative BioMolecules, Inc., a biotechnology company, in 1982 and was a director and its Chief Scientific Officer. In July 2000, Creative BioMolecules, Inc. merged with Ontogeny, Inc. and Reprogenesis, Inc. and formed Curis, Inc. Dr. Cohen serves on the board of directors of several private companies. Dr. Cohen holds a B.A. from State University of New York at Buffalo and a Ph.D. in Basic Medical Sciences from New York University School of Medicine.

     Geoffrey Duyk, M.D., Ph.D., age 43, has served as Executive Vice President and Chief Scientific Officer since April 1997 and as a Director since April 1998. From 1994 to 1997, Dr. Duyk served at Millennium Pharmaceuticals, Inc., a genomics company, most recently as Vice President of Genomics. From 1992 to 1994, Dr. Duyk was an Assistant Professor in the Department of Genetics at Harvard Medical School and an Assistant Investigator of the Howard Hughes Medical Institute. While at Harvard Medical School, Dr. Duyk was a co-principal investigator in the NIH-funded Cooperative Human Linkage Center. Dr. Duyk is a member of the board of directors of two private companies. Dr. Duyk holds a Ph.D. and an M.D. from Case Western Reserve University and completed his residency and post-doctoral training at University of California, San Francisco.

CLASS  II  DIRECTORS  CONTINUING  IN  OFFICE  UNTIL  THE  2004  ANNUAL  MEETING

     Jason S. Fisherman, M.D., age 45, has been a Director since March 1996. Dr. Fisherman has been a partner of Advent International Corporation, a global private equity and venture capital investment firm, since 1994. From 1991 to 1994, Dr. Fisherman served as Senior Director of Medical Research at Enzon, Inc., a biopharmaceutical company. Dr. Fisherman serves on the board of directors of Crucell N.V., ILEX Oncology, Inc., Oridon Systems Ltd. and several private companies. Dr. Fisherman holds a B.A. in Molecular Biophysics and Biochemistry from Yale University, an M.D. from the University of Pennsylvania and an M.B.A. from the Wharton Graduate School of Business.

     Jean-Francois Formela, M.D., age 45, has been a Director since September 1995. Dr. Formela has been a principal of Atlas Venture, a venture capital firm, since 1993. From 1989 to 1993, Dr. Formela served at Schering-Plough Corporation, most recently as Senior Director, Medical Marketing and Scientific Affairs, where he had biotechnology licensing and marketing responsibilities. Dr. Formela serves on the board of directors of Ciphergen BioSystems, Inc., DeCode Genetics, Inc., Variagenics, Inc. and several private companies. Dr. Formela holds an M.D. from Paris University School of Medicine and an M.B.A.
from  Columbia  Business  School.

     Vincent  T.  Marchesi,  M.D.,  Ph.D., age 66, has been a Director since May
2001.  Since  1973,  Dr.  Marchesi  has  been  a  Professor of Pathology at Yale
University and since 1991, has been the Director of the Boyer Center for Molecular Medicine at Yale University. Dr. Marchesi is also Editor-in-Chief at the Federation of American Societies for Experimental Biology Journal. In 1982, Dr. Marchesi co-founded Molecular Diagnostics, a diagnostic development company. Dr. Marchesi was formerly Chair of Pathology at the Yale-New Haven Hospital.
Dr. Marchesi holds an M.D. from Yale University and a Ph.D. from Oxford University.

BOARD  COMMITTEES  AND  MEETINGS

     During the fiscal year ended December 31, 2001, the board of directors held five meetings and acted by written consent six times. The board has an Audit Committee and a Compensation Committee.

     Our Audit Committee was established in January 2000 in connection with our initial public offering to oversee our internal accounting controls and to consult with and review the services provided by our independent auditors. The Audit Committee meets with the Company's independent auditors at least quarterly to review the results of the quarterly review and annual audit and discuss the financial statements, recommends to the board the independent auditors to be retained, and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of three non-employee directors: Drs. Fisherman, Formela and Papadopoulos. The Audit Committee met five times during the fiscal year ended December 31, 2001 and acted by written consent five times. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards).

     Our Compensation Committee was established in January 2000 in connection with our initial public offering and reviews and recommends to the board the compensation and benefits of all our officers, establishes and reviews general policies relating to compensation and benefits of our employees that also includes executive officers and performs such other functions regarding compensation as the board may delegate. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee is currently composed of three non-employee directors: Drs. Cohen, Marchesi and Papadopoulos. The Compensation Committee met two times during the fiscal year ended December 31, 2001 and acted by written consent two times.

     During the fiscal year ended December 31, 2001, all directors except for Dr. Drews attended at least 75% or more of the total meetings of the board and of the committees on which they served, held during the period for which they were a director or committee member, respectively. Dr. Drews resigned from his appointment as a member of the Board of Directors in February 2002.

                                   PROPOSAL 2

     RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

     The board of directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's bylaws or otherwise. However, the board of directors is submitting the selection of Ernst &Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the board of directors will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee and the board of directors, in their discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     On December 14, 2001, the Company dismissed PricewaterhouseCoopers LLP as the independent auditors of the Company and appointed Ernst & Young LLP as its independent auditors. The decision to change independent auditors has been approved by the Audit Committee under authority granted by the board of directors of the Company.

     The independent auditors' reports on the Company's financial statements for each of the fiscal years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the Company's audits for the fiscal years ended December 31, 2000 and 1999, and in the subsequent interim period prior to PricewaterhouseCoopers LLP's dismissal on December 14, 2001, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their reports on the financial statements for such years. PricewaterhouseCoopers LLP's letter to the Securities and Exchange Commission (the "SEC") stating its agreement with the statements made herein is filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on December 20, 2001.

     During the fiscal years ended December 31, 2000 and 1999, and through December 14, 2001, the Company did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

     Audit Fees. Fees from Ernst & Young for the 2001 annual audit were $79,000. During the fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for the review of the Company's interim financial statements were $29,600.

     All Other Fees. Ernst & Young LLP did not perform any non-audit related services during the fiscal year ended December 31, 2001. During the fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for non-audit professional services were $77,700. Non-audit related services generally include fees for business acquisitions, accounting and tax consultations and registration statements filed with the Securities and Exchange Commission.

     The Audit Committee has determined the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining the auditors' independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of our outstanding Common Stock as of March 31, 2002 by:

     -  each  director  and  nominee  for  director;

     -  each  of the executive officers named in the Summary Compensation Table;

     -  all  executive  officers  and  directors  of the Company as a group; and

     - all those known by the Company to be beneficial owners of more than five percent of our Common Stock.

     Beneficial ownership of shares is determined under the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of our Common Stock held by them. Shares of our Common Stock subject to options currently exercisable or exercisable within 60 days of March 31, 2002 are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Applicable percentage ownership in the following table is based on 56,916,868 shares of Common Stock outstanding as of March 31, 2002. Unless otherwise indicated, the address of each individual listed in the table is in care of Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083.


                                                            Beneficial Ownership
                                                       -----------------------------
                                                           Number of      Percent of
     Name of Beneficial Owner                                Shares        Total (%)
     ------------------------------------------------  -----------------  ----------
     Directors and Executive Officers
     George A. Scangos, Ph.D. (1)                              2,482,596        4.32

     Geoffrey Duyk, M.D., Ph.D. (2)                            1,669,549        2.90

     Lloyd M. Kunimoto (3)                                       366,639           *

     Michael M. Morrissey, Ph.D. (4)                             154,556           *

     Gregory D. Plowman, M.D., Ph.D. (5)                         175,000           *

     Stelios Papadopoulos, Ph.D. (6)                             492,277           *

     Charles Cohen, Ph.D. (7)                                    235,000           *

     Jason S. Fisherman, M.D. (8)                              1,635,768        2.87

     Jean-Francois Formela, M.D. (9)                           3,541,419        6.22

     Vincent T. Marchesi, M.D., Ph.D (10)                         33,000           *

     Peter Stadler, Ph.D. (11)                                   338,958           *

     Lance Willsey, M.D.(7)                                       77,500           *

     5% Stockholders
     Atlas Ventures (9)                                        3,484,919        6.12

     Capital Group International, Inc.                         3,984,100         7.0
        11100 Santa Monica Blvd.
        Los Angeles, CA 90025

     FMR Corp.                                                 3,892,940        6.84
        82 Devonshire Street
        Boston, MA 02109

     All directors and executive officers as a group          12,481,609       20.82
        (20 persons) (12)

_______________________________
*     Less  than  one  percent.


1. Includes 90,909 shares held by George A. Scangos, Trustee of The Leslie S. Wilson Grantor Annuity Trust, 4,875 shares held by George A. Scangos and Leslie S. Wilson, as Trustees of The Jennifer Wilson Scangos Trust and 4,875 shares held by George A. Scangos and Leslie S. Wilson, as Trustees of The Katherine Wilson Scangos Trust. Includes 600,000 shares Dr. Scangos has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2002, 516,667 of which would be subject to repurchase by Exelixis, and 159,376 shares Exelixis has the right to repurchase within 60 days of March 31, 2002.

2. Includes 17,137 shares held by Geoffrey M. Duyk and Ulrike Barbara Wolter, Trustees of The Duyk 2000 Irrevocable Trust dated 2/21/00, 4,275 shares held by Geoffrey M. Duyk and Ulrike Barbara Wolter, Trustees of The Charles Duyk Trust dated 2/21/00, 22,500 shares held by Ulrike Barbara Wolter, Trustee of The Geoffrey M. Duyk Irrevocable Trust dated 2/21/00 and 75,000 shares held by Geoffrey M. Duyk, Trustee of The Geoffrey M. Duyk Annuity Trust dated 2/21/00. Also includes 618,750 shares Dr. Duyk has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2002, 383,334 of which would be subject to repurchase by Exelixis, and 101,564 shares Exelixis has the right to repurchase within 60 days of March 31, 2002.

3. Consists of 150,000 shares Mr. Kunimoto has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2002, 116,667 of which would be subject to repurchase by Exelixis, and 85,159 shares Exelixis has the right to repurchase within 60 days of March 31, 2002.

4. Includes 83,306 shares held by Michael M. Morrissey and Meghan D. Morrissey, Trustees of the Morrissey Family Living Trust dated 07/21/94. Also includes 70,000 shares Dr. Morrissey has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2002, 63,334 of which would be subject to repurchase by Exelixis, and 36,095 shares Exelixis has the right to repurchase within 60 days of March 31, 2002.

5. Consists of 175,000 shares Dr. Plowman has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2002, l35,418 of which would be subject to repurchase by Exelixis.

6. Includes 10,000 shares held by Fondation Sant , of which Dr. Papadopoulos is co-trustee. Also includes 40,000 shares Dr. Papadopoulos has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2002, 16,980 of which would be subject to repurchase by Exelixis.

7. Consists of 40,000 shares Drs. Cohen and Willsey each has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2002, 16,980 of which would be subject to repurchase by Exelixis.

8. Includes 1,098,271 shares held by Rovent II L.P., 274,720 shares held by Advent Performance Materials, L.P., 157,160 shares held by Adwest L.P., 62,219 shares held by Advent Partners L.P. and 3,398 shares held by Advent International Investors II, L.P. Advent International Corporation, the venture capital firm that is the manager of the funds affiliated with Advent International Group, exercises sole voting and investment power with respect to all shares held by these funds. Dr. Fisherman is a partner of Advent International Corporation and disclaims beneficial ownership of these shares except for 16,449 shares that are indirectly beneficially owned by Dr. Fisherman. Advent International Corporation is located at 75 State Street, Boston, MA 02109. Also includes 40,000 shares Dr. Fisherman has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2002, 16,980 of which would be subject to repurchase by Exelixis.

9. Consists of 2,325,398 shares held by Atlas Venture Fund II, L.P., 1,105,470 shares held by Atlas Venture Europe Fund B.V. and 54,051 shares held by Atlas Venture Germany B.V. Atlas Venture Fund II, L.P., Atlas Venture Europe Fund B.V. and Atlas Venture Germany B.V. are part of the Atlas Venture, a group of funds under common control. Dr. Formela is a general partner of Atlas Venture. No general partner of Altas Venture is deemed to have voting and investment power with respect to such shares, and Dr. Formela disclaims beneficial ownership of these shares. Atlas Venture is located at 222 Berkeley Street, Suite 1950, Boston, MA 02116. Also includes 40,000 shares Dr. Formela has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2002, 16,980 of which would be subject to repurchase by Exelixis.

10. Consists of 30,000 shares Dr. Marchesi has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2002, 23,750 of which would be subject to repurchase by Exelixis.

11. Consists of 167,500 shares Dr. Stadler has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2002, 11,980 of which would be subject to repurchase by Exelixis.

12. Total number of shares includes 5,080,687 shares of Common Stock held by entities affiliated with directors and executive officers, 3,038,408 shares issuable upon the exercise of options and warrants within 60 days of March 31, 2002, 2,161,938 of which would be subject to repurchase by Exelixis, and 473,601 shares that Exelixis has the right to repurchase within 60 days of March 31, 2002. See footnotes 1 through 11 above.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon a review of Forms 3 and 4 furnished to the Company, and written representations of the Company's directors, executive officers and ten percent stockholders that no other reports were required to be filed by them, the Company believes that all reports required pursuant to Section 16(a) with respect to the fiscal year ended December 31, 2001, were timely filed.

                             EXECUTIVE COMPENSATION

DIRECTOR  COMPENSATION

     Directors currently are compensated with a $10,000 annual stipend plus $2,500 for attendance at each scheduled board meeting and any associated travel expenses. They also receive $500 for participation in monthly board of directors conference calls. In January 2000, we adopted the 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Common Stock to our directors who are not employees of Exelixis or of any affiliate of Exelixis. Such options are granted automatically, without further action by the Company, the board or the stockholders of the Company. Under the terms of the Directors' Plan, all non-employee directors shall receive a one-time initial option to purchase 25,000 shares of Common Stock. In addition, all non-employee directors shall receive an annual option to purchase 5,000 shares of Common Stock at the annual meeting of stockholders. Options granted under the Directors' Plan are not intended by the Company to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The exercise price of options granted under the Directors' Plan is equal to 100% of the fair market value of a share of Common Stock on the grant date. Under the terms of the Directors' Plan, the initial option to purchase 25,000 shares is immediately exercisable but will vest at the rate of 25% of the shares on the first anniversary of the grant date and monthly thereafter over the next three years. The annual grants to purchase 5,000 shares are exercisable immediately but will vest monthly over the following year. If the non-employee director is appointed to the board after the Annual Meeting, the annual grant will be pro-rated. As long as the optionholder continues to serve with us or with an affiliate of ours, the option will continue to vest and be exercisable during its term. When the optionholder's service terminates, we will have the right to repurchase any unvested shares at the original exercise price, without interest. All options granted under the Directors' Plan have a term of ten years, and are set to terminate three months after a non-employee director's service terminates. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, any surviving entity will either assume or replace all outstanding options under the Directors' Plan. Otherwise, the vesting of the options will accelerate.

     During the year ended December 31, 2001, the Company granted options covering 5,000 shares to each non-employee director, at an exercise price of $15.94 per share. Dr. Marchesi received an initial option grant of 25,000 shares at an exercise price of $15.94 per share during 2001. As of March 31, 2002, no options had been exercised under the Directors' Plan.

Executive  Officers

     The following chart sets forth certain information regarding the executive officers of the Company.



Name                              Age  Position
--------------------------------  ---  ------------------------------------------------------------------------
George A. Scangos, Ph.D. (1)       53  President, Chief Executive Officer and Director
Geoffrey Duyk, M.D., Ph.D. (1)     43  Senior Vice President, Chief Scientific Officer and Director
Glen Y. Sato                       43  Chief Financial Officer, Vice President, Legal Affairs and Secretary
Gregory D. Plowman, M.D., Ph.D.    45  Vice President of Pharmaceutical Research
Jane M. Green, Ph.D.               50  Vice President, Corporate Communications
Jeffrey R. Latts, M.D.             54  Chief Medical Officer and Senior Vice President, of Clinical Development
Lloyd M. Kunimoto                  48  Senior Vice President of Business Development
Matthew G. Kramer                  44  General Manager and Vice President of Agricultural Trait
                                       Development, Exelixis Plant Sciences
Kimberly J. Manhard                42  Vice President, Regulatory Affairs
Michael M. Morrissey, Ph.D.        41  Vice President, Discovery Research
Robert M. Myers                    38  Executive Vice President, Pharmaceuticals
Pamela A. Simonton                 52  Vice President, Corporate Technology Development
D. Ry Wagner, Ph.D.                45  Vice  President  of  Plant  Genetics  and Biotechnology
_________________________________

(1)     Please  see "Proposal 1 - Election of Class III Directors" in this Proxy
        Statement  for  information  about  this  executive  officer  and  director.


     Glen Y. Sato has served as Chief Financial Officer, Vice President of Legal Affairs and Secretary since November 1999. From April 1999 to November 1999, Mr. Sato served as Vice President, Legal and General Counsel for Protein Design Labs, Inc., a biotechnology company, where he previously served as the Associate General Counsel and Director of Corporate Planning from July 1993 to April 1999. Mr. Sato holds a B.A. from Wesleyan University and a J.D. and M.B.A. from the University of California, Los Angeles.

     Gregory D. Plowman, M.D., Ph.D., has served as Vice President of Pharmaceutical Research since October 2000. From December 1997 to September 2000, Dr. Plowman served as Vice President of Molecular Biology at SUGEN, Inc., a pharmacia company. From January 1994 to December 1997, Dr. Plowman served as Director and Senior Director of Molecular Biology at SUGEN. At SUGEN, Dr. Plowman was responsible for the identification and validation of therapeutic targets in oncology, angiogenesis and metabolic disease, with a particular focus on protein kinases and phosphatases. From January 1988 to December 1993, Dr. Plowman served in various positions at Bristol-Myers Squibb, a pharmaceutical company, the last year of which he was Senior Principal Scientist, Oncology Drug Discovery. Dr. Plowman has previous experience with Oncogen and The Fred Hutchinson Cancer Research Center in Seattle. Dr. Plowman has authored numerous articles in the cancer field and is an inventor on nine issued U.S. patents. Dr. Plowman holds a Ph.D. in Pathology and an M.D., both from the University of Washington.

     Jane M. Green, Ph.D., has served as Vice President of Corporate Communications since January 2002. From June 1999 to December 2001, Dr. Green served as Senior Director, Corporate Communications at Caliper Technologies Corp., a life sciences tools company. At Caliper, Dr. Green was responsible for all external and internal communications programs. From September 1994 to May 1999, Dr. Green directed corporate communications and investor relations for Isis Pharmaceuticals, Inc., a biotechnology company. Before this time, Dr. Green held various positions with Rhone-Poulenc Rorer (now Aventis). Dr. Green holds a B.A. in English from the University of Pennsylvania and a Ph.D. in English
Literature  from  the  State  University  of  New  York  at  Buffalo.

     Jeffrey R. Latts, M.D., has served as Chief Medical Officer and Senior Vice President for Clinical Development since July 2001. From 1990 to June 2001, Dr. Latts served as Vice President of Clinical Research and Development and
Corporate Chief Medical Officer at Berlex Laboratories, a pharmaceutical healthcare company. At Berlex, Dr. Latts was responsible for U.S. clinical development operations and oversaw the efforts of a 120-member staff. Prior to Berlex, Dr. Latts served as Vice President of Clinical Research at Wyeth Ayerst, a pharmaceutical company. He began his career in the pharmaceutical industry with Parke Davis. In his 20 years in the industry, Dr. Latts has been involved in numerous IND submissions and has successfully initiated early to late stage clinical trials for multiple disease areas, including cancer, immunology, central nervous system and metabolic diseases. He holds an M.D. from the University of Minnesota.

     Lloyd M. Kunimoto has served as Senior Vice President of Business Development since August 1999. From 1997 to 1999, Mr. Kunimoto served as Vice President of Commercial Development for the Nutrition and Consumer Products sector of Monsanto Company, a life sciences company. While at Monsanto, Mr. Kunimoto was responsible for directing Monsanto's genetic engineering program in the area of food ingredients. From 1996 to 1997, Mr. Kunimoto served as President and Chief Executive Officer of Calgene, Inc., an agricultural biotechnology company. From 1995 to 1996, Mr. Kunimoto served as Senior Vice President of Corporate Development at Calgene, Inc. Mr. Kunimoto holds a B.S. in Mathematics from Stanford University.

     Matthew G. Kramer has served as the General Manager and Vice President of Agricultural Trait Development for Exelixis Plant Sciences, a wholly-owned subsidiary of the Company, since December 2000. Before this time, Mr. Kramer served as a director, and later as Vice President of Product Development, for Agritope, Inc., now Exelixis Plant Sciences, Inc. At Agritope, Mr. Kramer was responsible for field-testing, product evaluation, regulatory compliance and intellectual property protection. From 1987 to 1994, Mr. Kramer was the Director of Production and Product Development at Calgene, Inc., an agricultural biotechnology company, where he was part of the team that brought the first genetically engineered whole food to market. Mr. Kramer is the author of numerous publications, book chapters and invited reviews in the field of applying the tools and techniques of biotechnology to fruit and vegetable species. Mr. Kramer holds an M.S. in Plant Breeding and Genetics from Montana State University.

     Kimberly J. Manhard has served as Vice President of Regulatory Affairs since March 2002. From March 1996 to February, 2002, Ms. Manhard served in various global regulatory positions for Agouron Pharmaceuticals, Inc., a Pfizer company, most recently as Senior Director and Head of Worldwide Regulatory Affairs. At Agouron, Ms. Manhard led a regulatory organization of more than 20 people and oversaw global issues of regulatory strategy, pharmacoviligence, quality assurance and regulatory submissions. She has more than 20 years of experience in the pharmaceutical industry and has participated in more than 15 IND submissions and at least six drug approvals for both small molecule and biological drugs primarily in the areas of antivirals and cancer. Ms. Manhard's prior pharmaceuticals company experience includes Boehringer Ingelheim Pharmaceuticals, Inc., Bristol-Myers Squibb and Eli Lilly & Co. Ms. Manhard received her B.S. in Zoology and B.A. in French from the University of Florida, Gainesville.

     Michael M. Morrissey, Ph.D., has served as Vice President of Discovery Research since February 2000. Previously with Berlex Biosciences, a pharmaceutical company, since 1991, Dr. Morrissey held various positions, including Vice President of Discovery Research, Director of Pharmaceutical Discovery and Unit Head of Medicinal Chemistry. Dr. Morrissey received his Ph.D. in Chemistry from Harvard University and his B.S. Honors in Chemistry from the University of Wisconsin.

     Robert M. Myers has served as Executive Vice President, Pharmaceuticals since January 2002. Mr. Myers has over ten years of experience in the biopharmaceutical industry. He comes to Exelixis from ALZA Corporation, a pharmaceutical company, where he held various positions of increasing responsibility from 1992 to 2002, most recently, Senior Vice President, Commercial Development. In this position, he oversaw the company's commercial development activities, including strategic and corporate planning, new product planning, mergers and acquisitions and licensing. He played a key role in transforming ALZA from a research-based company to a fully-integrated pharmaceutical company with over $1 billion in revenues in 2000. Mr. Myers holds an M.B.A. from the Stanford Graduate School of Business and a B.S. and an M.S. in Engineering from Stanford University.

     Pamela A. Simonton, J.D., L.L.M., has served as Vice President of Corporate Technology Development since April 2000. From July 1996 to April 2000, Ms. Simonton served as Vice President, Licensing and Acquisitions for Bayer Corporation's Pharmaceutical Division. From September 1994 to July 1996, Ms. Simonton served as Vice President of Patents and Licensing for Bayer's Pharmaceutical Division, North America. Ms. Simonton holds a B.S. in Chemistry, an M.S. in Physics, a J.D. and an L.L.M. in Patent and Trade Regulation.

     D. Ry Wagner, Ph.D., has served as Vice President of Plant Genetics and Biotechnology since December 2000. From December 1998 to January 2001, Dr. Wagner served as Vice President, Research at Agritope, Inc., now Exelixis Plant Sciences, Inc., a wholly-owned subsidiary of the Company. From September 1994 to December 1998, Dr. Wagner was associate professor of Biology at the Institute of Molecular Biology of the University of Oregon. He was appointed to the faculty at the University of Oregon in 1988. From 1985 to 1988, Dr. Wagner served as a National Science Foundation post-doctoral fellow. Dr. Wagner holds a B.S. in Botany and Plant Science from Michigan State University and a Ph.D. in Genetics from the University of Washington.

EXECUTIVE  COMPENSATION

     The following table sets forth information concerning the compensation that we paid during the years ended December 31, 2001, 2000 and 1999, respectively, to our Chief Executive Officer and each of the four other most highly compensated executive officers who earned more than $100,000 during 2001. These individuals are referred to as the "Named Executive Officers."

                           Summary Compensation Table



                                                                                                      Long - Term
                                                                                                      Compensation
                                                           Annual Compensation                           Awards
                                         ------------------------------------------------------       ------------
                                                                                                      Securities
                                                                                  Other Annual        Underlying
Name and Principal Position                 Year     Salary         Bonus         Compensation          Options
---------------------------------------  ---------  --------       --------       -------------       ------------
George A. Scangos, Ph.D                       2001  $462,000       $277,000       $          -            350,000
  President and Chief Executive Officer       2000   420,000        252,000                378            250,000
                                              1999   400,000        250,000  (1)             -            600,000

Geoffrey Duyk, M.D., Ph.D.                    2001   335,000        117,250                  -            250,000
  Executive Vice President and Chief          2000   300,000        107,000             36,385  (2)       200,000
  Scientific Officer                          1999   290,000        162,000  (3)             -            375,000

Lloyd M. Kunimoto                             2001   260,000         45,000                  -             50,000
  Senior Vice President of Business           2000   225,000         65,000                378            100,000
  Development                                 1999    87,450  (4)    71,875                  -            262,500

Michael M. Morrissey, Ph.D                    2001   240,000         60,000                  -             50,000
  Vice President of Discovery Research        2000   206,250  (5)    56,250             49,455  (2)       102,500
                                              1999         -              -                  -                  -

Gregory D. Plowman M.D., Ph.D.                2001   230,000         57,500                  -             75,000
  Vice President of Pharmaceutical            2000    56,250  (6)    75,000                  -            100,000
  Research                                    1999         -              -                  -                  -

____________________________
(1)  Includes  a  1998  bonus  of  $50,000  that  was  paid  in  1999.
(2) Other compensation includes relocation compensation to Dr. Duyk of $36,007 and to Dr. Morrissey of $49,320.
(3)  Includes  a  1998  bonus  of  $87,000  that  was  paid  in  1999.
(4) Mr. Kunimoto joined the Company in August 1999. Mr. Kunimoto's annual salary for 1999 was $210,000.
(5) Dr. Morrissey joined the Company in February 2000. Dr. Morrissey's annual salary for 2000 was $225,000.
(6) Dr. Plowman joined the Company in September 2000 and received a $50,000 sign on bonus. Dr. Plowman's annual salary for 2000 was $225,000.

                        STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 2000 Equity Incentive Plan, which was approved by the stockholders on March 15, 2000 and under which no grants were made prior to our initial public offering. Prior to April 2000, the Company granted options to its executive officers under the 1997 Equity Incentive Plan and 1994 Employee, Director and Consultant Stock Plan. As of December 31, 2001, under the 2000 Equity Incentive Plan, 1997 Equity Incentive Plan and 1994 Employee, Director and Consultant Stock Plan, options to purchase 7,178,436 shares of Common Stock were outstanding under these plans, options to purchase 4,887,434 shares of Common Stock had been exercised and 3,197,764 shares remained available for grant under the 2000 Equity Incentive Plan.

     Our 1997 Equity Incentive Plan was terminated for purposes of new option grants in January 2000. Our 1994 Employee, Director and Consultant Stock Plan was terminated for purposes of new option grants in September 1997. Each of the plans remains in effect as to outstanding options granted under that plan.

                        OPTION GRANTS IN FISCAL YEAR 2001

     The following table sets forth each grant of stock options during the fiscal year ended December 31, 2001, to each of the Named Executive Officers.

     The exercise price of each option granted in 2001, $15.43, was equal to the fair market value of Common Stock on the date of grant. The exercise price may be paid in cash, promissory notes, shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

     The potential realizable value of our options is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

     - multiplying the number of shares of Common Stock subject to a given option by the grant day exercise price;

     - assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

     -    subtracting  from  that  result  the  aggregate option exercise price.

     Percentages shown under "Percent of Total Options Granted to Employees in 2001" are based on an aggregate of 3,076,791 options granted to our employees, consultants and directors under our stock option plans during 2001.


                                                 Individual Grants                     Potential Realizable
                                 -------------------------------------------------       Value at Assumed
                                                                                         Annual Rates of
                                 Number  of    Percent of                                   Stock Price
                                 Securities  Total Options                                  Appreciation
                                 Underlying   Granted to     Exercise                     for Option Term
                                  Options    Employees in   Price  per  Expiration  ----------------------------
                                  Granted        2001(%)      Share        Date           5%            10%
-------------------------------  ----------  -------------  ---------   ----------  ------------   -------------
George A. Scangos, Ph.D.. . . .     350,000        11.37    $    15.43  12/02/2011  $   3,396,346  $   8,607,007

Geoffrey Duyk, M.D., Ph.D.. . .     250,000         8.12    $    15.43  12/02/2011      2,425,961      6,147,862

Lloyd M. Kunimoto . . . . . . .      50,000         1.62    $    15.43  12/02/2011        485,192      1,229,573

Michael M. Morrissey, Ph.D. . .      50,000         1.62    $    15.43  12/02/2011        485,192      1,229,573

Gregory D. Plowman, M.D., Ph.D.      75,000         2.44    $    15.43  12/02/2011        727,788      1,844,358


                       Option Values at December 31, 2001

     The following table sets forth the number and value of securities underlying unexercised options that are held by each of the Named Executive Officers as of December 31, 2001.

     Amounts shown under the column "Value of Unexercised In-the-Money Options at December 31, 2001" are based on the December 31, 2001 closing price of $16.62 per share, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.



                                                               Number of Securities
                                                              Underlying Unexercised        Value of Unexercised In-
                                                              Options at December 31,         the-Money Options at
                                                                      2001(1)                 December 31, 2001(1)
                                   Shares                   --------------------------    ---------------------------
                                 Acquired on    Value       Exercisable/    Exercisable/   Exercisable/ Exercisable/
        Name                     Exercise(#)  Realized (2)     Vested        Unvested      Vested       Unvested
-------------------------------  -----------  ------------  ------------    -----------    -----------   ------------
George A. Scangos, Ph.D.. . . .      862,500       679,999            -        600,000    $          -  $    416,500
Geoffrey Duyk, M.D., Ph.D.. . .      375,000       240,000      165,234        453,576       2,685,603       354,647
Lloyd M. Kunimoto . . . . . . .      262,500       240,000            -        150,000               -        59,500
Michael M. Morrissey, Ph.D. . .       82,500             -            -         70,000               -        59,500
Gregory D. Plowman, M.D., Ph.D.            -             -       29,166        145,834               -        89,250

____________________________________

(1) All options are exercisable upon grant, but the underlying shares are subject to a right of repurchase by Exelixis until vested.
(2)  Based on the fair market value of the Common Stock on the date of exercise.

EMPLOYMENT  SEVERANCE  AND  CHANGE  OF  CONTROL  AGREEMENTS

     At the time of commencement of employment, our employees generally sign offer letters specifying basic terms and conditions of employment. In general, our employees are not subject to written employment agreements. Each officer and employee has entered into a standard form agreement with respect to confidential information and invention assignment that provides that the employee will not disclose any confidential information of Exelixis received during the course of employment and that, with some exceptions, the employee will assign to Exelixis any and all inventions conceived or developed during the course of employment.

     In September 1996, we entered into an agreement with George Scangos in connection with his appointment as President and Chief Executive Officer of Exelixis. The agreement provides that Dr. Scangos' term of employment will be renewed automatically each year unless either party provides written notice of its intention not to renew. In the event that Dr. Scangos' employment is terminated without cause, he may receive up to six months base salary and bonus, together with all benefits. The agreement also provides that in the event of a merger or sale of more than 50% of Exelixis' assets, Dr. Scangos' unvested stock options shall automatically accelerate and vest in full.

     In April 1997, we entered into an agreement with Geoffrey Duyk in connection with his appointment as Chief Scientific Officer and Senior Vice President of Research and Development. The agreement provides that Dr. Duyk's term of employment will be renewed automatically each year unless either party provides written notice of its intention not to renew. In the event that Dr. Duyk's employment is terminated without cause, he may receive up to six months base salary and any declared but unpaid bonus as of the date of termination, together with all benefits. The agreement also provides that in the event of a change of control, Dr. Duyk's unvested stock options shall automatically accelerate and vest in full.

     In October 1999, we entered into an agreement with Glen Sato in connection with his appointment as Chief Financial Officer and Vice President of Legal Affairs. The agreement provides that in the event that Mr. Sato's employment is terminated without cause, he will receive six months base salary and benefits.

     In February 2000, we entered into an agreement with Michael Morrissey in connection with his appointment as Vice President of Discovery Research. The agreement provides that in the event that Dr. Morrissey's employment is terminated without cause, he may receive six months base salary and benefits.

     In September 2000, we entered into an agreement with Gregory Plowman in connection with his appointment as Vice President of Pharmaceutical Research. The agreement provides that in the event that Dr. Plowman's employment is terminated without cause, he may receive six months base salary and benefits.

     In January 2002, we entered into an agreement with Robert M. Myers in connection with his appointment as Executive Vice President, Pharmaceuticals. The agreement provides that in the event that Mr. Myers employment is terminated without cause, he may receive six months base salary and benefits.

REPORT  OF  THE  AUDIT  COMMITTEE (1)

     The Audit Committee of the board of directors of Exelixis serves as the representative of the board for general oversight of the financial reporting process of the Company. Each of the members of the Audit Committee is independent as defined under the Audit Committee Policies of the Nasdaq National Market.

     The Audit Committee maintains a written charter that outlines its responsibilities. Exelixis management has primary responsibility for preparing the Company's consolidated financial statements and establishing the financial reporting process. Ernst & Young LLP, the Company's independent auditors, are responsible for expressing an opinion on the Company's audited consolidated financial statements. Based on this background, the Audit Committee reports as follows:

     1. We have reviewed and discussed the Company's audited consolidated financial statements with management.

_______________________
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

     2. We have discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees" (Codification of Statements on Auditing Standards, AU Section
380).

     3. We have received and reviewed the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the independent auditors their independence.

     4.  Based  on  review and discussion of the matters set forth in paragraphs
(1) through (3) above, we have recommended to the board (and the board approved) that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     The undersigned members of the Audit Committee have submitted this Audit Committee Report as of this 15th day of March 2002.

                                           Jason  Fisherman
                                           Jean-Francois  Formela
                                           Stelios  Papadopoulos

                  Report of the Compensation Committee of the Board of Directors on Executive Compensation (1)


     The Compensation Committee of the board of directors was formed in January 2000. The Compensation Committee is responsible for the administration of the Company's executive compensation programs. These programs include base salary and annual bonuses for officers as well as long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include significant incentive and equity ownership opportunities directly linked to the Company's performance and stockholder return.

     The Compensation Committee is currently composed of three non-employee directors: Drs. Cohen, Marchesi and Papadopoulos.

     Compensation Philosophy. The Company's overall executive compensation philosophy is based on the following principles:

     (a) to provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

     (b)  to  motivate  executives  to achieve superior results for the Company;

     (c) to align the financial interests of executives and stockholders through equity-based plans; and

     (d) to provide a compensation program that recognizes individual contributions as well as overall business results.

     Compensation Program. The Compensation Committee is responsible for reviewing and recommending to the board the compensation of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Compensation Committee is also responsible for the administration of the 2000 Equity Incentive Plan (the "2000 Option Plan"). There are three major components to the Company's executive compensation: base salary, potential annual cash bonus and potential long-term compensation in the form of stock options. The Compensation Committee considers the total current and potential compensation of each executive officer in establishing each element of compensation.

1.   Base  Salary.  In  setting  compensation  levels  for  executive  officers,
     ------------
     initial salaries are based on negotiations between the particular executive officer and the Chief Executive Officer, as approved by the Compensation Committee. Since 1999, the annual reviews of executive officers have occurred in the fourth quarter of the year. The Compensation Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology and high technology companies as well as the compensation levels of other executive officers in the Company. Historically, the Compensation Committee has relied on general industry survey information for these companies. In addition, the Compensation Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on seniority in position, assessment of individual performance, salary relative to internal and external equity and the significance of the position relative to the success of the Company.

_______________________
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

2.   Annual  Cash  Bonus.  The  Compensation  Committee  annually  reviews  each
     -------------------
     executive officer's bonus by executive officer position and the performance of the Company as well as the individual. Payment of cash bonuses is tied to the accomplishment of corporate milestones and to each individual officer's year-end performance review.

3.   Long-Term  Incentive  Program.  The Company's 2000 Option Plan provides for
     ------------------------------
     the issuance of stock options to officers and employees of the Company to purchase shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity as well as encouraging executives to remain employed by the Company.

4.   Benefits.  The  Company  provides  benefits  to the executive officers that
     --------
     are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation for each executive officer, did not exceed 10% of total salary and bonus for that individual in the calendar year 2001.

     Compensation for the Chief Executive Officer. In determining Dr. Scangos' salary for 2001, the Compensation Committee reviewed and considered his historical compensation level, the number and nature of the transactions entered into by the Company in 2001, the achievement of key scientific and research goals as well as the compensation levels of other executives in peer companies, taking into account Dr. Scangos' experience and knowledge. The Compensation
Committee determined that it was appropriate to increase Dr. Scangos' base salary from $425,000 to $462,000. In addition, for his performance in 2001, the Compensation Committee awarded Dr. Scangos a bonus of $277,000 as well as a stock option grant covering 350,000 shares of Common Stock.

     Section 162(m) of The Internal Revenue Code Limitations on Executive Compensation. In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended. Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes, compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 2001.

     Non-officer employee stock option repricing. In 2001, the Compensation Committee granted approximately 545,000 supplemental stock options under the Company's 2000 Equity Incentive Plan to certain employees (excluding officers and directors) who had stock options with exercise prices greater than $16.00 per share. The number of supplemental options granted was equal to 50% of the corresponding original grant held by each employee. The supplemental options have an exercise price of $16.00, vest monthly over a two-year period beginning April 1, 2001, and have a 27-month term. The vesting on the corresponding original stock options was suspended and will resume in April 2003 following the completion of vesting of the supplemental options. The Compensation Committee believes that equity ownership is a significant incentive to all employees and that the supplemental stock option grants provide continuing incentives tied to the future success of the Company for employees.

     Conclusion. It is the opinion of the Compensation Committee that the aforementioned compensation policies and structures provide the necessary incentives to properly align the Company's corporate economic performance and the interests of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

                 Respectfully  submitted,
                 The  Compensation  Committee  of  the  Board  of  Directors

                 Charles  Cohen
                 Vincent  T.  Marchesi
                 Stelios  Papadopoulos

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our Compensation Committee has at any time been an officer or employee of Exelixis. No interlocking relationship exists between our board of directors or Compensation Committee and the board of directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

     During 2001, prior to Exelixis' acquisition of Artemis in May 2001, Drs. Formela, Papadopoulos and Scangos served as members of the Shareholders' Committee of Artemis Pharmaceuticals, GmbH, the governing board of Artemis that was responsible for compensation decisions.

                              CERTAIN TRANSACTIONS

     Indemnification Agreements. In connection with our initial public offering, we adopted and filed an amended and restated certificate of incorporation and restated bylaws. As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

     -    any  breach  of  duty  of  loyalty  to  us  or  our  stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - unlawful payment of dividends or unlawful stock repurchases or redemptions; or

     - any transaction from which the director derived an improper personal benefit.

     Our amended and restated bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our amended and restated bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the amended and restated bylaws would permit indemnification.

     We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us, arising out of such person's services as a director or executive officer with respect to Exelixis, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

     Indebtedness of Management. In January 1998, we entered into a loan agreement with George Scangos, President, Chief Executive Officer and a director, in the amount of $150,000. The loan has an interest rate of 6.13% and matures on January 19, 2003. Pursuant to the terms of the loan agreement, the loan may be forgiven under certain circumstances. In January 1998, we also entered into a loan agreement with Geoffrey Duyk, Chief Scientific Officer, Senior Vice President of Research and Development and a director, in the amount of $90,000. The loan has an interest rate of 6.13% and matures on January 16, 2003. Pursuant to the terms of the loan agreement, the loan may be forgiven under certain circumstances.

     In January 2000, we entered into a loan agreement with Glen Sato, Chief Financial Officer, Vice President, Legal Affairs and Secretary, in the amount of $72,500. The loan has an interest rate of 6.5% and matures on the earlier of January 27, 2004 or the sale of vested shares of Common Stock purchased pursuant to the note.

     In February 2000, we entered into loan agreements with George Scangos, President, Chief Executive Officer and a director, Geoffrey Duyk, Chief
Scientific Officer, Senior Vice President of Research and Development and a director, Lloyd Kunimoto, Senior Vice President, Business Development and Michael Morrissey, Vice President, Discovery Research, in the amounts of $470,000, $170,000, $110,000 and $110,000, respectively. Mr. Kunimoto paid
$20,000 of his respective loan amount during 2000. Dr. Scangos also paid $212,292 of his respective loan amount during 2000. The loans have an interest rate of 6.5% and mature on the earlier of February 3, 2004 or the sale of vested shares of Common Stock purchased pursuant to the notes.

     In April 2001, we entered into loan agreements with George Scangos, President, Chief Executive Officer and a director, and Lloyd Kunimoto, Senior Vice President, Business Development in the amounts of $300,000 and $150,000, respectively. The loans to Dr. Scangos and Mr. Kunimoto had an interest rate of 6.0% and matured on the earlier of December 31, 2001 or the sale of vested shares of Common Stock purchased pursuant to the notes. Dr. Scangos and Mr. Kunimoto repaid the loans plus interest during 2001.

     In April 2001, we entered into a loan agreement with Pamela Simonton, Vice President Corporate Technology Development in the amount of $300,000. The loan has an interest rate of 4.9% and matures on April 26, 2005. The loan is subject to 25% forgiveness on each anniversary of the loan provided that Pamela Simonton is a full-time employee during the preceding 12 months.

     In May 2001, prior to our acquisition of Artemis Pharmaceuticals GmbH, the Shareholders' Committee of Artemis approved a bonus payment of $100,000 to Peter Stadler, a director of the Company, for his prior service as President and Chief Executive Officer of Artemis from 1998 to 2001.

     In September 2001, we entered into a loan agreement with Gregory Plowman, Vice President of Pharmaceutical Research in the amount of $75,000. The loan has an interest rate of 4.82% and matures on September 18, 2005. The loan is subject to 100% forgiveness of principal upon Mr. Plowman's fourth employment anniversary date with Exelixis.

     We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                        COMPARISON OF STOCKHOLDER RETURNS

     The following graph compares the cumulative total stockholder return on our Common Stock with the cumulative total return of the Nasdaq National Market, U.S. Index ("Nasdaq") and the Nasdaq Biotech Index ("Nasdaq-Biotech") for the period beginning on April 11, 2000, the Company's first day of trading after its initial public offering, and ending on December 31, 2001.


  Comparison of Quarterly Cumulative Total Return(1) Among Exelixis, Inc., the
       Nasdaq National Market, U.S. Index and the Nasdaq Biotech Index(2)

                                    Cumulative Total Returns
                ---------------------------------------------------------------------------
                4/11/00  6/30/00  9/30/00  12/31/00  03/31/01  06/30/01  09/30/01  12/31/01
                -------  -------  -------  --------  --------  --------  --------  --------
Exelixis, Inc.      100      257      241       112        62       136        82       119
Nasdaq              100       98       91        61        44        52        36        47
Nasdaq Biotech      100      118      128       105        72        95        70        85

_______________
1     Assumes  that  $100.00  was invested on April 11, 2000 in stock or index -
including  reinvestment  of  dividends.  Fiscal  year  ended  December  31.

_____________________________
(2) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

                                  OTHER MATTERS

     The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                    By  Order  of  the  Board  of  Directors

                                    /s/  Glen  Y.  Sato

                                    Glen  Y.  Sato
                                    Secretary


April  22,  2002


     This year a number of brokers with account holders who are Exelixis stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to: Investor Relations, Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083 or contact Exelixis, Inc., Investor Relations at (650) 837-7000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, is available without charge upon written request to: Investor Relations, Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083.

                                 EXELIXIS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 29, 2002
     The undersigned hereby appoints George A. Scangos and Glen Y. Sato, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exelixis, Inc. which the undersigned may be entitled to vote at the 2002 Annual Meeting of Stockholders of Exelixis, Inc. to be held at the Company's offices located at 170 Harbor Way, South San Francisco, California 94080 on Wednesday, May 29, 2002 at 8:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
    do not return your proxy card if you are voting by telephone or internet.

                            (CONTINUED ON OTHER SIDE)

     MANAGEMENT RECOMMENDS A VOTE FOR ALL THE NOMINEES NAMED IN PROPOSAL 1. PROPOSAL 1: To elect four Class III directors to hold office until the 2005 Annual Meeting of Stockholders.
     FOR all nominees listed below (except as marked to the contrary below). WITHHOLD AUTHORITY to vote for all nominees listed below.
NOMINEES: 01 Steilos Papadopoulos, Ph.D., 02 George A. Scangos, Ph.D., 03 Peter Stadler, Ph.D., and 04 Lance Willsey, M.D
TO  WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:



                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.
PROPOSAL  2:     To  ratify  the  selection  of Ernst & Young LLP as independent auditors  of  Exelixis,  Inc.  for  its  fiscal  year  ended  December 31, 2002.
     FOR          AGAINST          ABSTAIN

Dated  _________________

                                     SIGNATURE(S)
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.